UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2024
Paramount Global
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 258-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	PARAA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	PARA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2024, on April 29, 2024, the Board of Directors (the “Board”) of Paramount Global (the “Company”) established the Company’s Office of the Chief Executive Officer (“Office of the CEO”), effective as of May 1, 2024, consisting of the following three senior company executives: George Cheeks, President and Chief Executive Officer of CBS; Chris McCarthy, President and Chief Executive Officer, Showtime/MTV Entertainment Studios and Paramount Media Networks; and Brian Robbins, President and Chief Executive Officer of Paramount Pictures and Nickelodeon (each, a “co-CEO”). The Board also designated Mr. McCarthy as interim principal executive officer, effective as of May 1, 2024, for purposes of the rules and regulations of the SEC.
On October 8, 2024, the Compensation Committee (the “Committee”) of the Company’s Board approved the following changes to Mr. McCarthy’s compensation in his capacity as co-CEO:
•The previously approved incremental increase in Mr. McCarthy’s target annual cash bonus under the Company’s Short-Term Incentive Plan by an additional 100% of his annual base salary, which became effective as of May 1, 2024 and had previously been set to continue only for so long as Mr. McCarthy remains a member of the Office of the CEO, will continue to apply for the duration of his employment with the Company, without regard to whether he continues to serve as a member of the Office of the CEO. This increased bonus opportunity, which was disclosed in our Current Report on Form 8-K/A filed with the SEC on June 10, 2024, will continue to apply only to the portion of the current fiscal year after which he was appointed co-CEO and will be the target bonus amount on which any future severance payments to Mr. McCarthy will be based. Mr. McCarthy’s actual bonus payout will be determined based on achievement of the Committee’s pre-established performance goals.
•Mr. McCarthy was awarded a grant of Restricted Share Units (“RSUs”) under the Company’s Amended and Restated Long-Term Incentive Plan on October 8, 2024 (the “Grant Date”) having a grant date value of $3.0 million, with the number of RSUs determined on the basis of the closing price of one share of the Company’s Class B Common Stock on the NASDAQ stock market on the Grant Date and rounded to the nearest whole share, and with the RSUs vesting ratably over a three-year period beginning on the first anniversary of the Grant Date.
•The assignment to Mr. McCarthy of duties or responsibilities substantially inconsistent with his position or duties as co-CEO, or a material reduction in such position or duties, will entitle him to resign for “good reason” and to receive corresponding severance payments.

Item 8.01	Other Information.

On October 8, 2024, the Committee also approved, for each of Mr. Cheeks and Mr. Robbins in their respective capacities as co-CEO, the same changes to compensation as are described in Item 5.02 above for Mr. McCarthy.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GLOBAL

By:	/s/ Caryn K. Groce
	Name:	Caryn K. Groce
	Title:	Executive Vice President,
Acting General Counsel and Secretary

Date: October 15, 2024